                                                                   EXHIBIT 16(a)


                         [CA SHORT COMPANY LETTERHEAD]


July 17, 1997



Mike Pacetti
Deloitte & Touche LLP
Suite 1200
201 East Kennedy Boulevard
Tampa, FL 33602-5821

Dear Mr. Pacetti:

Attached is a copy of the CA Short Company's SEC Form 8-K filed in reference to our change in independent accountants. Please review the statements contained in 4(a). Please furnish CA Short Company with a letter addressed to the SEC stating whether or not you agree with the statements.

Thank you on behalf of CA Short Company.

Sincerely,



Jeff A. Ross
Chief Financial Officer
CA Short Company

JAR/pj